Exhibit 5.1
Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
www.fulbright.com

Telephone: (214) 855-8000	Facsimile: (214) 855-8200
October 17, 2007
Intervoice, Inc.
17811 Waterview Parkway
Dallas, Texas 75252
Re: Intervoice, Inc. — Registration Statement on Form S-8 (2007 Stock Incentive Plan)
Ladies and Gentlemen:
     We have acted as counsel for Intervoice, Inc., a Texas corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,762,307 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), which may hereafter be issued pursuant to the Intervoice, Inc. 2007 Stock Incentive Plan (the “Plan”).
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and the Third Restated Bylaws of the Company, each as amended to date (the “Organizational Documents”); (ii) the Plan; (iii) the Registration Statement; (iv) the applicable resolutions of the Company’s board of directors and the proposal approved by the Company’s shareholders; and (v) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
     In connection with this opinion, we have assumed that (i) all records, certificates and other instruments submitted to us as originals are authentic and complete; (ii) all signatures and documents submitted to us are genuine; (iii) all records, certificates and other instruments submitted to us as copies conform to the original documents and are authentic and complete; (iv) all statements of fact contained in all records, certificates and other instruments that we have examined are correct; (v) the Registration Statement, and each amendment thereto, will have become effective; (vi) a Section 10(a) prospectus will have been sent or given to all employees and other required persons as required under the Securities Act and the rules promulgated thereunder; (vii) all Shares will be issued and offered in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Section 10(a) prospectus; and (viii) at the time of any offering of Shares pursuant to the Plan, the Company will have such number of shares of Common Stock as set forth in the offering authorized and available for issuance.
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Intervoice, Inc.
October 17, 2007

     Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that upon the issuance the Shares in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock.
     The opinions expressed above are limited by and subject to the following qualifications:
     (a) we have assumed that, in connection with the issuance of the Shares, the Company will receive the full consideration for the Shares as provided in the Plan;
     (b) we express no opinion other than as to the federal securities laws of the United States of America (to the extent applicable) and the laws of the State of Texas; and
     (c) in rendering the opinions expressed herein, we have assumed that, after the date hereof, (i) no material amendment will be made with respect to any Organizational Document and (ii) no action heretofore taken by the Company’s board of directors in connection with the matters described or referred to herein will be modified, rescinded or withdrawn.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Fulbright & Jaworski L.L.P.

FULBRIGHT & JAWORSKI L.L.P.